Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust

Market	Subcustodian	City	Postal Code
Albania	Raiffeisen Bank sh.a	Tirana	N/A

Argentina	Citibank, N.A.	Buenos Aires	1036

Australia	Citigroup Pty. Limited	Melbourne	3000

	The Hongkong and Shanghai Banking Corporation Limited	Sydney	2000

Austria	Deutsche Bank AG	Vienna	A-1010

	UniCredit Bank Austria AG	Vienna	A-1090

Bahrain	HSBC Bank Middle East Limited	Al Seef	428

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank	Dhaka	1212

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	Amsterdam	1101 HE

Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Bermuda	HSBC Bank Bermuda Limited	Hamilton	HM06

Federation of Bosnia	UniCredit Bank d.d.	Sarajevo	71 000

and Herzegovina

Botswana	Standard Chartered Bank Botswana Limited	Gaborone	N/A

Brazil	Citibank, N.A.	São Paulo	SP 01311-920

Bulgaria	Citibank Europe plc, Bulgaria Branch	Sofia	1000

	UniCredit Bulbank AD	Sofia	1000

Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Canada	State Street Trust Company Canada	Toronto	M5C 3G6

Chile	Banco Itaú Chile S.A.	Santiago	N/A

People’s Republic of China	HSBC Bank (China) Company Limited	Shanghai	200120

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

	China Construction Bank Corporation (for A-share market only)	Beijing	100032-33

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Bogotá	N/A

Costa Rica	Banco BCT S.A.	San José	N/A

Croatia	Privredna Banka Zagreb d.d.	Zagreb	10000

	Zagrebacka Banka d.d.	Zagreb	10000

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	Athens	115 28

Czech Republic	Èeskoslovenská obchodní banka, a.s.	Prague	150 57

	UniCredit Bank Czech Republic and Slovakia, a.s.	Prague	140 92

Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Copenhagen	0900

	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Copenhagen	1577

Ecuador	Banco de la Producción S.A. PRODUBANCO	Quito	N/A

Egypt	HSBC Bank Egypt S.A.E.	Cairo	N/A

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS SEB Pank	Tallinn	15010

Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Helsinki	0500

	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	Amsterdam	1101 HE

Republic of Georgia	JSC Bank of Georgia	Tbilisi	0160

Germany	Deutsche Bank AG	Eschborn	D-65760

Ghana	Standard Chartered Bank Ghana Limited	Accra	N/A

Greece	BNP Paribas Securities Services, S.C.A.	Athens	115 28

Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Hong Kong	Standard Chartered Bank (Hong Kong) Limited	Kwun Tong	N/A

Hungary	UniCredit Bank Hungary Zrt.	Budapest	H-1054

	Citibank Europe plc Magyarországi Fióktelepe	Budapest	H-1051

Iceland	Landsbankinn hf.	Reykjavik	155

India	Deutsche Bank AG	Mumbai	400 063

	The Hongkong and Shanghai Banking Corporation Limited	Mumbai	400 057

Indonesia	Deutsche Bank AG	Jakarta	10310

Ireland	State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW

Israel	Bank Hapoalim B.M.	Tel Aviv	61000

Italy	Deutsche Bank S.p.A.	Milan	20121

Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A.	Abidjan	17

Japan	Mizuho Bank, Limited	Tokyo	104-0052

	The Hongkong and Shanghai Banking Corporation Limited	Tokyo	1030027

Jordan	Standard Chartered Bank	Amman	11110

Kazakhstan	SB HSBC Bank Kazakhstan JSC	Almaty	050040

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100 GPO

Republic of Korea	Deutsche Bank AG	Seoul	110-752

	The Hongkong and Shanghai Banking Corporation Limited	Seoul	100-161

Kuwait	HSBC Bank Middle East Limited	Safat	13017

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	AS SEB banka	Rigas	LV-1076

Lebanon	HSBC Bank Middle East Limited	Beirut	1107 2080

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	AB SEB bankas	Vilnius	LT 2600

Malawi	Standard Bank Limited	Blantyre	N/A

Malaysia	Deutsche Bank (Malaysia) Berhad	Kuala Lumpur	50250

	Standard Chartered Bank Malaysia Berhad	Kuala Lumpur	50250

Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene	N/A

Mexico	Banco Nacional de México, S.A.	Col. Santa Fe	01210

Morocco	Citibank Maghreb	Casablanca	20190

Namibia	Standard Bank Namibia Limited	Windhoek	N/A

Netherlands	Deutsche Bank AG	Amsterdam	1101 HE

New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland	1010

Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Nigeria	Stanbic IBTC Bank Plc.	Lagos	101007

Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Oslo	0368

	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	Oslo	N-0123

Oman	HSBC Bank Oman S.A.O.G.	Seeb	N/A

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG	Karachi	74000

Palestine	HSBC Bank Middle East Limited	Ramallah	2119

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	Citibank, N.A.	Apartado	0834-00555

Peru	Citibank del Perú, S.A.	Lima	27

Philippines	Deutsche Bank AG	Makati City	1226

Poland	Bank Handlowy w Warszawie S.A.	Warsaw	00-293

Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	Paris	Lt 1.19.01

	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	Amsterdam	1101 HE

Puerto Rico	Citibank N.A.	San Juan	00926

Qatar	HSBC Bank Middle East Limited	Doha	N/A

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	Citibank Europe plc, Dublin - Romania branch	Bucharest	712042

Russia	Limited Liability Company Deutsche Bank	Moscow	115035

Saudi Arabia	HSBC Saudi Arabia Limited	Riyadh	11413

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Serbia	UniCredit Bank Serbia JSC	Belgrade	11000

Singapore	Citibank N.A.	Singapore	486026

	United Overseas Bank Limited	Singapore	69544

Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Bratislava	813 33

Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	SI-1000

South Africa	FirstRand Bank Limited	Johannesburg	2001

	Standard Bank of South Africa Limited	Johannesburg	2000

Spain	Deutsche Bank S.A.E.	Madrid	28020

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo	01

Republic of Srpska	UniCredit Bank d.d.	Sarajevo	71 000

Swaziland	Standard Bank Swaziland Limited	Mbabane	H101

Sweden	Nordea Bank AB (publ)	Stockholm	105 71

	Skandinaviska Enskilda Banken AB (publ)	Stockholm	SE-106 40

Switzerland	Credit Suisse AG	Zurich	8070

	UBS AG	Zurich	8098

Taiwan - R.O.C.	Deutsche Bank AG	Taipei	106

	Standard Chartered Bank (Taiwan) Limited	Taipei	105

Tanzania	Standard Chartered Bank (Tanzania) Limited	Dar es Salaam	N/A

Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok	10500

Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17

Trinidad & Tobago	Republic Bank Limited	Port of Spain	N/A

Tunisia	Banque Internationale Arabe de Tunisie	Tunis	1080

Turkey	Citibank, A.S.	Istanbul	34394

	Deutsche Bank A.S.	Istanbul	34394

Uganda	Standard Chartered Bank Uganda Limited	Kampala	N/A

Ukraine	PJSC Citibank	Kiev	03150

United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A

Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation

United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A

Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Financial Center

United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A

Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW

Uruguay	Banco Itaú Uruguay S.A.	Montevideo	11000

Venezuela	Citibank, N.A.	Caracas	1050

Vietnam	HSBC Bank (Vietnam) Limited	Ho Chi Minh City	N/A

	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Zambia	Standard Chartered Bank Zambia Plc.	Lusaka	10101

Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare	N/A

	(as delegate of Standard Bank of South Africa Limited)